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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                         April 12, 2001 (April 5, 2001)


                             PETROQUEST ENERGY, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                            (State of incorporation)


         1-9020                                             72-1440714
(Commission File Number)                                   (IRS Employer
                                                        Identification No.)


       400 E. Kaliste Saloom Road, Suite 3000, Lafayette, Louisiana 70508
              (Address of Registrant's principal executive offices)


        Registrant's telephone number, including area code (337) 232-7028


                                 Not Applicable
          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS

LAFAYETTE, LA--(BUSINESS WIRE)--April 5, 2001--PetroQuest Energy, Inc. (Nasdaq:PQUE - news) reported today that the first three development locations at the Ship Shoal 72 Field have been drilled and are in various stages of completion.

The Merlot Prospect has been drilled and encountered 215 feet (TVD) of net productive sands. It has been completed and is producing at a gross rate of 10,000 Mcf per day. The Chardonnay Prospect has been drilled and encountered 403 feet (TVD) of net hydrocarbon pay. It is waiting on completion and construction of flow lines and is expected to begin producing in early June at a planned rate of 10,000 gross Mcf per day. The third prospect, Cabernet, has been drilled and encountered 91 feet (TVD) of net pay. It is in the process of being completed with first production expected in early May at a planned gross rate of 5,000 Mcf per day.

"Given our large net revenue interest (approximately 72%) in this field, these results will significantly increase our average daily production," said Charles Goodson, PetroQuest's Chairman and Chief Executive Officer. "By the beginning of the third quarter, we expect our average daily production net to PetroQuest to be approximately 42,000 Mcfe per day. This is an increase of 100% from the 21,000 Mcfe per day previously announced as our year-end 2000 production exit rate. In addition, Sauvignon Blanc, our fourth development location in the field, is expected to begin drilling in April. We continue to evaluate additional exploitation and exploration opportunities in this field."

PetroQuest Energy, Inc. is an independent oil and gas exploration and production company primarily focused on growing its reserves and shareholder value through a combination of drilling development locations and high potential exploration prospects along the coast of and in the Gulf of Mexico.

This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future, including drilling of wells, reserve estimates, future production of oil and gas, future cash flows and other such matters are forward-looking statements. Such forward-looking statements are subject to certain risks, uncertainties and other factors, which could cause actual results to differ materially from those currently anticipated. These factors include, without limitation, uncertainties inherent in estimating proven oil and gas reserves, future rates of production and timing of development expenditures; results of exploratory and development drilling; operating hazards attendant to the oil and gas business; the successful identification, acquisition and development of properties; and changes in the price received for oil and/or gas which may effect results of operations and cash flows. Readers are cautioned that any such statements are not guarantees of future performance and the company can give no assurances that actual results or developments will not differ materially from those projected in the forward-looking statements.
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ITEM 7. FINANCIAL STATEMENT AND EXHIBITS

a.   Financial Statement of Business Acquired

     None.

b.   Pro Forma Financial Information

     None.

c.   Exhibits

     None.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  April 12, 2001                  PETROQUEST ENERGY, INC.

                                       By: /s/ Michael O. Aldridge
                                           ----------------------------------
                                       Michael O. Aldridge
                                       Senior Vice President, Chief Financial
                                       Officer and Secretary